CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund III of our report dated November 29, 2018, relating to the financial statements and financial highlights, which appears in BNP Paribas AM Emerging Markets Total Return Fixed Income Fund and BNP Paribas AM U.S. Small Cap Equity Fund’s Annual Report on Form N-CSR for the periods ended September 30, 2018. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 28, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund III of our report dated November 29, 2018, relating to the financial statements and financial highlights, which appears in RWC Global Emerging Equity Fund’s Annual Report on Form N-CSR for the year ended September 30, 2018. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 28, 2019